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                                                                EXHIBIT 4.1

                                     WARRANT (1)

                          to Purchase 130,000 Shares of the
                     Common Stock of Medical Graphics Corporation

                                    March 25, 1997

    THIS CERTIFIES that Catherine A. Anderson or any permitted assign (the "Holder") is entitled to purchase at any time during the period commencing on the date of this Warrant and ending at 5:00 p.m., Minneapolis, Minnesota time, on March 31, 2000, One Hundred Thirty Thousand (130,000) fully paid and nonassessable shares of the common stock of Medical Graphics Corporation (the "Company"), par value $.05 per share (the "Common Stock"), or such greater or lesser number of shares as may be determined by application of the anti-dilution provisions of this Warrant (such shares or other securities purchasable upon exercise of this Warrant being herein called the "Shares"), at a purchase price of $4.00 per share. The foregoing purchase price, as it may be adjusted pursuant to the anti-dilution provisions of this Warrant, is referred to herein as the "Purchase Price."

    This Warrant is subject to the following provisions, terms and conditions:

1.  EXERCISE; TRANSFERABILITY.

         (a) The rights represented by this Warrant may be exercised, in whole or in part (but not as to any fractional Share), by surrendering this Warrant, with the Purchase Form attached hereto (or a reasonable facsimile) duly executed, at the principal office of the Company and by paying the Purchase Price in full for the Shares purchasable upon such exercise in cash or by certified or official bank check payable to the order of the Company.

         (b) This Warrant is issued only as a registered Warrant, and, until it is transferred on the records of the Company, the Company may treat the person in whose name it is registered as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary.

2.  ISSUANCE OF SHARES.

    The Company agrees that the Shares so purchased shall be and are deemed to be issued as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such Shares. Certificates for the Shares purchased shall be delivered to the Holder within ten (10) days after the rights represented by this Warrant shall have been so exercised, and, unless this Warrant has expired, a new Warrant representing the number of Shares, if any, with respect to which this Warrant has not been exercised shall also be delivered to the Holder within such time. Notwithstanding the foregoing, however, the Company shall not be required to delivery any certificates for the Shares, except in accordance with the provisions and subject to the limitations of Section 6 below.

3.  COVENANTS OF COMPANY.

    The Company covenants and agrees that all Shares that may be issued upon the exercise of this Warrant have been duly authorized and reserved for issuance upon the exercise of this Warrant and that the Shares, when so issued, delivered and paid for upon such exercise in accordance with the terms of this Warrant, will be validly issued, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants and agrees that until expiration of this Warrant, the Company will at all times have authorized, and reserved for the purpose of issuance or transfer upon exercise of this Warrant, a sufficient number of Shares to provide for the exercise of this Warrant.

______________________

(1) THIS WARRANT IS SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH IN
    SECTION 6 AND AT THE BOTTOM OF THE LAST PAGE HEREOF.


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4.  ANTI-DILUTION ADJUSTMENTS.

    The foregoing provisions are, however, subject to the following:

         (a) The Purchase Price shall be subject to adjustment from time to time as hereinafter provided. Upon each adjustment of the Purchase Price, the Holder of this Warrant shall thereafter be entitled to purchase, at the Purchase Price resulting from such adjustment, the number of Shares obtained by multiplying the Purchase Price in effect immediately prior to such adjustment by the number of Shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Purchase Price resulting from such adjustment.

         (b) In case the Company shall at any time subdivide the outstanding Shares into a greater number of Shares or declare a dividend payable in Shares, the Purchase Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding Shares shall be combined into a smaller number of Shares, the Purchase Price in effect immediately prior to such combination shall be proportionately increased.

         (c) If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation, shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets (including cash) with respect to or in exchange for such Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, the Holder of this Warrant shall have the right to purchase and receive on the basis and on the terms and conditions specified in this Warrant and in lieu of the Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby or upon the consummation of any such transaction, such shares of stock, securities or assets as would have been issued or delivered to the Holder of this Warrant if the Holder had exercised this Warrant and received upon exercise of this Warrant the Shares prior to or upon the consummation of such reorganization, reclassification, consolidation, merger or sale, provided that the Holder shall have the right to continue to exercise this Warrant after the effective date of such reorganization, reclassification, consolidation, merger or sale only if holders of options and warrants generally have such continuing right to exercise. The Company shall not effect any such consolidation, merger or sale unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and mailed to the Holder at the last address of the Holder the obligation to deliver to such Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to purchase.

         (d) If the Company takes any other action, or if any other event occurs, which does not come within the scope of the provisions of Sections 4(b) or 4(c), but which should, in the Company's opinion, result in an adjustment in the Purchase Price and/or the number of Shares subject to the Warrant in order to fairly protect the rights of the Holder of this Warrant, then the Company shall make an appropriate adjustment in the Purchase Price or the number of Shares to be received upon exercise of this Warrant.

         (e) No adjustment of the Purchase Price shall be made if the amount of such adjustment is less than $.01 per share, but in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any other adjustment or adjustments so carried forward, shall amount to not less than $.01 per share.

         (f) No fractional Shares are to be issued upon the exercise of this Warrant, but the Company shall pay a cash adjustment in respect of any fraction of a Share which would otherwise be issuable in an amount equal to the same fraction of the fair market value per Share on the day of exercise as determined in good faith by the Company.


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         (g)  Upon any adjustment of the Purchase Price, the Company shall give written notice thereof, by first-class mail, postage prepaid, addressed to the registered Holder of this Warrant at the address of such Holder, which notice shall state the Purchase Price resulting from such adjustment and the increase or decrease, if any, in the number of Shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

5.  NO RIGHTS AS SHAREHOLDERS.

    This Warrant shall not entitle the Holder to any voting rights or other rights as a shareholder of the Company.

6.  RESTRICTIONS ON TRANSFER.

    The Holder, by acceptance hereof, represents and warrants that it is acquiring this Warrant for its own account for investment purposes only and not with a view to its resale or distribution, and it has no present intention to resell or otherwise dispose of all or any part of this Warrant. Other than pursuant to registration under federal and state securities laws or an exemption from such registration, the availability of which shall be reasonably determined by the Company, this Warrant may not be exercised nor may certificates be issued for Shares, and neither this Warrant nor any Shares may be sold, pledged, assigned or otherwise disposed of (whether voluntarily or involuntarily). The Company may condition such issuance or sale, pledge, assignment or other disposition on the receipt from the party to whom this Warrant is to be so transferred or to whom Shares are to be issued or so transferred of any representations and agreements requested by the Company in order to permit such issuance or transfer to be made pursuant to exemptions from registration under federal and applicable state securities laws. Each certificate representing the Warrant (or any part thereof) and any Shares shall be stamped with the appropriate legends setting forth these restrictions on transferability. The Holder, by acceptance hereof, agrees to give written notice to the Company before exercising or transferring this Warrant or transferring any Shares of the Holder's intention to do so, describing briefly the manner of any proposed exercise or transfer and providing an opinion of counsel, acceptable to the Company, that such transfer complies with federal and applicable state securities laws or exemptions thereunder. Within thirty (30) days of receiving such written notice, the Company shall notify the Holder as to whether such exercise or transfer may be effected.

7.  SUCCESSORS AND ASSIGNS.

    All the covenants and provisions of this Warrant by or for the benefit of the Company or the Holder shall bind and inure to the benefit of their respective successors and assigns.

8.  MODIFICATION OF WARRANT.

    Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.


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    IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and delivered by its duly authorized officer as of the 25th day of March, 1997.

                             MEDICAL GRAPHICS CORPORATION


                             By:
                                -------------------------------------

                             Its:
                                 ------------------------------------


THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, ASSIGNED OR OTHERWISE DISPOSED OF, AND NO TRANSFER OF THE SECURITIES MAY BE MADE, IN THE ABSENCE OF SUCH REGISTRATION OR AN ACCEPTABLE OPINION OF COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.


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TO: MEDICAL GRAPHICS CORPORATION

                             *    *    *    *

PURCHASE FORM -- To be Executed by the Registered Holder in Order to Exercise Warrants

The undersigned hereby irrevocably elects to exercise the right of purchase represented by the attached Warrant for, and to purchase thereunder, _____________ shares of Common Stock provided for therein and request that certificates for such shares be issued in the name of:


Please insert social                 -------------------------------------
security                             (Name)
or other identifying number
of registered holder of              -------------------------------------
certificate                                           (Address)

                                     -------------------------------------
                                                      (Address)
                                     Signature(s):

Date:
     --------------------------      --------------------------------------

and if such number of shares not be all of the shares purchasable hereunder, that a new Warrant for the balance of the shares purchasable under such Warrant be registered in the name of the undersigned Holder or his or her Assignee as below indicated and delivered to the address stated below.

                             Name of Holder or Assignee:


                                       (please print)

                             Address:
                             ------------------------------------------------
                             ------------------------------------------------
                             ------------------------------------------------





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ASSIGNMENT FORM -- To be Executed by the Registered Holder in Order to Transfer
Warrants

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers _______ shares of the Warrants represented by the attached Warrant unto:

Please insert social security           Please print or typewrite name
or other identifying number             and address including zip code
of assignee                             of assignee

                                        ---------------------------------------

                                        ---------------------------------------



and does hereby irrevocably constitute and appoint __________________, Attorney to transfer the Warrant on the records of the Registrant with full power of substitution in the premises.

Date:                             Signature(s):
     --------------------------

                                  --------------------------------------------


                                  --------------------------------------------

                          *          *          *          *

NOTICE -- The Signature(s) to the Purchase Form or the Assignment Form must correspond to the name as written upon the face of the Warrant in every particular without alteration or enlargement or any change whatsoever.


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